Exhibit 23.2

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-90385) of Consolidated Edison Company of New York, Inc. ("Con Edison of New York") of our report dated February 17, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

New York, New York
March 28, 2000